Exhibit 99.1

     Camden National Corporation Announces First Quarter Dividend

    CAMDEN, Maine--(BUSINESS WIRE)--March 28, 2006--Robert W. Daigle, President and Chief Executive Officer of Camden National Corporation (Amex: CAC; the "Company"), announced that the Board of Directors of the Company declared a $0.22 per share dividend payable on April 28, 2006 for shareholders of record on April 17, 2006. Shareholders of record on April 17, 2006 who choose to tender their shares in accordance with the recently announced modified dutch auction tender offer will receive this dividend.

    Camden National Corporation, headquartered in Camden, Maine and listed on the American Stock Exchange, the Russell 3000(R) Index and the small-cap Russell 2000(R) Index under the symbol CAC, is the holding company for a family of three financial services companies, including: Camden National Bank (CNB), a full-service community bank with 12 banking offices serving Midcoast, Kennebunk and Portland, Maine, and online at www.camdennational.com, and recipient of the Governor's Award for Business Excellence in 2002; UnitedKingfield Bank
(UKB), a full-service community bank with 15 offices serving central, eastern and western Maine and online at www.unitedkingfield.com; and Acadia Trust, N.A., offering investment management and fiduciary services with offices in Portland and Bangor, Maine and online at www.acadiatrust.com. In addition, Acadia Financial Consultants operates as a division of CNB and UKB, to offer full-service brokerage services.

    This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

    CONTACT: Camden National Corporation
             Suzanne Brightbill, 207-230-2120
             Public Relations Officer
             sbrightbill@camdennational.com